EXHIBIT 10.9

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT is made June 21, 1999, by and among Jaws Technologies Inc., a Nevada corporation ("Company"), with offices at 1013 17 Avenue SW, Calgary, Alberta, Jaws Technologies Inc., an Alberta, Canada corporation ("Jaws Canada"), with offices at 1013 17 Avenue SW, Calgary, Alberta, and the PURCHASER LISTED ON SCHEDULE 1 attached hereto (the "Purchaser").

                                    RECITALS

         A. Company is in the business of providing electronic security solutions.

         B. Purchaser desires to invest in Company pursuant to the terms and conditions of this Agreement.

                                    AGREEMENT

         In consideration of the mutual promises and covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1.      Authorization and Sale of Shares.

                 1.1 Authorization. Company has, or on or before the Closing (as defined in Section 2 below) will have, duly authorized the issuance and sale of up to 1,000,000 shares of its Common Stock, $0.001 par value (the "Common Stock"), having the rights, restrictions, privileges, and preferences set forth in the Terms of the Capital Stock of Company attached hereto as Exhibit A (the "Stock Terms") and 834,000 purchase warrants, each warrant entitling the holder to purchase one share Common Stock at any time prior to June 30, 2001 for US $2.25 per share subject to the forced exercise clause in the Investors' Rights Agreement (the "Warrants").

                 1.2 Sale of Shares. Subject to the terms and conditions of this Agreement, at the Closing the Company will sell and issue to Purchaser, and Purchaser will acquire, the number of shares of Common Stock set forth opposite the Purchaser's name on Schedule 1 attached hereto for the consideration set forth thereon. The Company will issue .834 Warrants to Purchaser for each share of Common Stock purchased by the Purchaser the consideration set forth thereon. Purchaser will receive the numbers of Warrants set forth opposite the Purchaser's name on Schedule 1 attached hereto. All shares of Common Stock issued and sold under this Agreement and all Warrants issued under this Agreement are referred to as the "Shares."

                 1.3 Use of Proceeds.

                     (a) Working Capital. Company will use the proceeds, after paying commissions and finders fees from the sale of the Shares for the growth of Company through investment in marketing, general and administrative overhead expenses, capital expenditures, research and development, and general working capital purposes. Pending such use, Company shall place such proceeds in one or more demand deposit accounts.

         2.      The Closing.

                 2.1 The Closing. The closing (the "Closing") of the sale, purchase and issuance of the Shares under this Agreement at 6:00 p.m. (Mountain Standard Time) on June 21, 1999, or at such other time, date and place as are mutually agreeable to Company and Purchaser (the "Closing Date"). Following the Closing, the Purchaser shall deliver to the law firm of Bishop & McKenzie, in trust, the amounts set forth in Schedule 1 attached hereto. Following the delivery to Purchaser of a certificate or certificates for the number of shares of Common Stock and Warrants set forth on Schedule 1 attached hereto and the receipt by the Purchaser of the legal opinion to be attached hereto as Exhibit D and the Purchasers confirmation of satisfaction with same the funds shall be released.

                 2.2 Conditions. If at the Closing any of the applicable conditions specified in Section 5 hereof shall not have been fulfilled, Purchaser shall, at its election, be relieved of its obligations to purchase Shares at the Closing without thereby waiving any other rights it may have by reason of such failure or such non-fulfillment.

         3. Representations of Company. Subject to and except as disclosed by Company in Exhibit B attached hereto, Company both on behalf of itself and on behalf of its subsidiary Jaws Canada (as defined below) hereby represents and warrants to Purchaser as follows:

                 3.1 Organization and Standing.

                     (a) Company. Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it, to enter into and perform this Agreement, and to carry out the transactions contemplated by this Agreement. Company is duly qualified to do business as a foreign corporation in every other jurisdiction in which the failure to so qualify would have a material adverse effect on Company's operations or financial condition. Company has furnished to Purchaser (or its legal counsel) true and complete copies of its Articles of Incorporation and bylaws, each as amended to date and presently in effect.

                     (b) Jaws Canada is the Company's only subsidiary, and the Company owns 100% of the capital stock of Jaws Canada. Jaws Canada is duly organized, validly existing, and in good standing under the laws of the Province of Alberta and has full power and authority to conduct its business as presently conducted and as proposed to be conducted by it, to enter into and perform this Agreement, and to carry out the transactions contemplated by this Agreement. Jaws Canada is duly qualified to do business in every other jurisdiction in which the failure to so qualify would have a material adverse effect on Jaws Canada's operations or financial condition. Jaws Canada has furnished to Purchaser (or its legal counsel) true and complete copies of its Articles of Organization and operating agreement, each as amended to date and presently in effect.



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


                 3.2 Capitalization. The authorized capital stock of Company (immediately prior to the Closing) will consist of:

                     (a) Common Stock. 95 million shares of common stock, $0.001 par value (the "Common Stock"); and

                     (b) Preferred Stock. 5 million shares of Preferred, $0.001 par value, none of which is issued and outstanding.

All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as otherwise provided in this Agreement or as set forth in the Exhibits of this Agreement, (i) no subscription, warrant, option, convertible security, or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of Company is authorized or outstanding, (ii) there is not any commitment of Company to issue any subscription, warrant, option, convertible security, or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of Company, and
(iii) Company has no obligation (contingent or otherwise) to purchase, redeem, or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as otherwise provided in this Agreement or as set forth on the exhibits hereto, no person or entity is entitled to (i) any preemptive or similar right with respect to the issuance of any capital stock of Company or (ii) any rights with respect to the registration of any capital stock of Company under the Securities Act of 1933, as amended (the "Securities Act"). All of the issued and outstanding shares of Common Stock have been offered, issued, and sold by Company in compliance with applicable foreign, federal and state securities laws. Except as contemplated herein or as set forth in Exhibit B hereto, to the best of Company's knowledge, no stockholder of Company has granted options or other rights to purchase any shares of Common Stock from such stockholder.

                 3.3 Subsidiaries. The Company has no subsidiaries nor owns or controls, directly or indirectly, any other corporation, association or business entity, except for Jaws Canada, which is wholly owned by Company.

                 3.4 Debtholders' and Stockholders' List and Stockholders' Agreements. Attached as Exhibit C and Exhibit F is a true and complete list of the debtholders (other than vendors and trade payables) and stockholders of Company, showing the amount of debt instruments and the number of shares of Common Stock or other securities of Company held by each debtholder and stockholder as of the date of this Agreement and the consideration paid to Company, if any, for such instruments and shares. Except as contemplated by this Agreement, there are no agreements, written or oral, between Company and any holder of its capital stock, or, to the best of Company's knowledge, among any holders of its capital stock, relating to the acquisition, disposition, or voting of Company's capital stock.

                 3.5 Issuance of Shares. The issuance, sale, and delivery of the Shares in accordance with this Agreement, and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Warrants, have been or will be, on or prior to the Closing, duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the



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

part of Company, and the Shares when so issued, sold, and delivered against payment therefor in accordance with the provisions of this Agreement, and the shares of Common Stock issuable upon conversion of the Warrants, when issued upon such conversion, will be duly and validly issued, fully paid, and nonassessable.

                 3.6 Authority for Agreement. The execution, delivery, and performance by Company (and Jaws Canada) of this Agreement and all other agreements required to be entered into pursuant to this Agreement have been or will be, on or prior to the Closing, duly authorized by all necessary corporate action, and duly executed and delivered by Company (and Jaws Canada). This Agreement and such other agreements constitute valid and binding obligations of Company (and Jaws Canada) enforceable in accordance with their respective terms. Except as set forth on Exhibit B hereto, the execution of and performance of the transactions contemplated by this Agreement and such other agreements to be executed and delivered by Company (and Jaws Canada) hereunder and compliance with their provisions by Company (and Jaws Canada) will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, its Articles of Incorporation or bylaws, any indenture, lease, agreement, or other instrument to which Company or Jaws Canada is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to Company (or Jaws Canada).

                 3.7 Governmental Consents. No consent, approval, order, or authorization of, or registration, qualification, designation, declaration, or filing with, any governmental authority is required on the part of Company (or Jaws Canada) in connection with the execution and delivery of this Agreement, the offer, issue, sale and delivery of the Shares, or the other transactions to be consummated at the applicable Closing, as contemplated by this Agreement. The offer and sale of the Shares to Purchaser will be exempt from registration under applicable foreign, federal and state securities laws.

                 3.8 Litigation. Except as set forth on Exhibit B, there is no action, suit, proceeding, or investigation pending, or, to the best of Company's (or Jaws Canada's) knowledge, any basis therefor or overt threat in writing thereof, against Company (or Jaws Canada) which questions the validity of this Agreement or Company's (or Jaws Canada's) right to enter into it, or which is likely to result, either individually or in the aggregate, in any material adverse change in Company's (or Jaws Canada's) assets, condition (financial or otherwise), business, or prospects, nor is there any litigation pending, or, to the best of Company's (or Jaws Canada's) knowledge, any basis therefor or overt threat in writing thereof, against Company (or Jaws Canada) by reason of the past employment relationships, the proposed activities of Company (or Jaws Canada), or negotiations by Company (or Jaws Canada) with possible investors in Company (or Jaws Canada).

                 3.9 Financial Statements; Absence of Liabilities. On or before the date hereof, Company has furnished to Purchaser a complete and correct copy of Amendment No. 2 to Form SB-2 filed by the Company with the Securities and Exchange Commission ("SEC") on April 30, 1999 Commission File No. 333-65583 (the "SB-2") a copy of which is attached to this Agreement as Exhibit F. The balance sheets of Company and Jaws Canada (the "Balance Sheets"), the income statement of Company and Jaws (the "Income Statements"), the statement of loss and deficit and cash flows of the Company and of Jaws Canada (the "Cash Flows") as set



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

out in the SB-2 (collectively, the "Financial Statements") are all complete and correct, are in accordance with the books and records of Company and Jaws Canada and present fairly the financial condition and results of operations of Company and Jaws Canada, as of the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles and the rules and regulations of the SEC in all material respects. Company and Jaws Canada did not have, at the date of the SB-2, any material liabilities of any type (other than liabilities incurred in the ordinary course of business), whether absolute or contingent, which were not fully reflected in the SB-2, and, since the date of the SB-2, no material change to Company and Jaws Canada's net worth or Financial Statements has occurred and the Company and Jaws Canada have not incurred or otherwise become subject to any such liabilities or obligations except in the ordinary course of business and in connection with and as disclosed in this Agreement.

                 3.10 Taxes. Company and Jaws Canada have set aside sufficient funds for the payment of all accrued and unpaid federal, state, provincial, county, local, and foreign taxes for all current and prior periods. Company and Jaws Canada have filed or have obtained presently effective extensions with respect to all federal, state, provincial, county, local, and foreign tax returns which are required to be filed by it, such returns are true and correct and all taxes due have been timely paid. No United States federal income tax return of Company and no Canadian tax return of Jaws Canada has been audited by the Internal Revenue Service or Revenue Canada, and no controversy with respect to taxes of any type is pending or, to Company's or Jaws Canada's knowledge, threatened.

                 3.11 Property and Assets. Each of Company and Jaws Canada has good title to all of its material properties and assets, including all material properties and assets reflected in the Balance Sheet, except those disposed of in the ordinary course of business, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge, or encumbrance other than those encumbrances described in Exhibit B or the Balance Sheet, if any.

                 3.12 Patents and Trademarks. Except as set forth on Schedule B, Company or Jaws Canada owns good title, free and clear of all liens, claims and encumbrances, to all of the patents, trademarks, service marks, trade names, copyrights, proprietary rights, trade secrets, processes, data and know-how and licenses or rights to the foregoing, including but not limited to its encryption algorithm (collectively, the "Intellectual Property") necessary for the conduct of Company's and Jaws Canada's business as conducted and as proposed to be conducted. The Company or Jaws Canada is not aware of any facts that would invalidate or render any Intellectual Property unenforceable. All copyrightable materials created by the Company and Jaws Canada are entitled to protections under applicable United States and Canadian laws, and all trade secrets of Company and Jaws Canada are entitled to protection under applicable United States and Canadian laws. All Intellectual Property owned by the Company and Jaws Canada and all trade secrets used by Company and Jaws Canada consist of original material or property developed by Company or Jaws Canada or was acquired by the Company or Jaws Canada from the proper and lawful owner thereof. There are no licenses now outstanding or other rights granted to third parties with respect to any Intellectual Property and neither the Company or Jaws Canada is a party to any agreement or understanding with respect to any Intellectual Property. Except as set forth on Schedule B, none of the Company, Jaws Canada or any business or activity conducted or proposed to be conducted by either (i) has infringed upon or violated, (ii) is



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

infringing upon or violates or (iii) will infringe upon or violate any of the patents, trademarks, service marks, trade names, copyrights, licenses, trade secrets or other proprietary rights of any other person or entity, and no other person is infringing upon or violating any of the Intellectual Property owned by the Company and Jaws Canada. All filings or record actions necessary or appropriate to protect the interest of Company and Jaws Canada in any Intellectual Property have been duly made and are in full force and effect. No employee or consultant of Company and Jaws Canada owns any right in any Intellectual Property or any intellectual property directly or indirectly competitive with any Intellectual Property of Jaws Canada or derived from or in connection with the conduct of their business.

                 3.13 Insurance. Each of Company and Jaws Canada maintains valid policies of insurance with respect to its properties and business of the kinds and in amounts not less than is customarily obtained by corporations or entities of established reputation engaged in the same or similar business and similarly situated, including, without limitation, insurance against loss, damage, fire, theft, public liability, and employment-related accidents of Company and Jaws Canada's employees.

                 3.14 Material Contracts and Obligations. Company has disclosed in the SB-2 a list of all material agreements of any nature to which Company and Jaws Canada is a party or by which it is bound, including, without limitation, (a) each agreement which requires future expenditures by Company or Jaws Canada in excess of $40,000 annually in the aggregate (other than client/customer agreements entered into in the ordinary course of business), (b) all employment and consulting agreements, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase, and similar plans and arrangements, and distributor and sales representative agreements, with annual compensation in excess of $100,000 per annum, and (c) other than the lease for the premises located at a1013 17 Avenue SW, Calgary, Alberta, any agreement to which any stockholder, officer, or director of Company and Jaws Canada, or any "affiliate" or "associate" of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), is presently a party, including any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity. All of such agreements and contracts are valid, binding and in full force and effect.

                 3.15 Compliance. To Company's and Jaws Canada's knowledge, Company and Jaws Canada have, in all material respects, complied with all laws, regulations, and orders applicable to their respective and proposed businesses and have all material permits and licenses required thereby. There is no term or provision of any material mortgage, indenture, contract, agreement, or instrument to which Company or Jaws Canada is a party or by which either is bound, or, to the knowledge of Company and Jaws Canada, of any provision of any state, provincial, federal or foreign judgment, decree, order, statute, rule, or regulation applicable to or binding upon Company or Jaws Canada, which materially and adversely affects or, so far as Company and Jaws Canada may now foresee, in the future is reasonably likely to materially and adversely affect, the business, prospects, condition, affairs, or operations of Company and Jaws Canada or any of their respective properties or assets.

                 3.16 Absence of Changes. Except as set forth in Exhibit B, since the date of the SB-2 there has been no material adverse change in the condition, financial or otherwise, net



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worth,  or results of operations  of Company or Jaws Canada,  other than changes
occurring  in  the  ordinary  course  of  business,   which  changes  have  not,
individually or in the aggregate, had a material adverse effect on the business, prospects, properties, or condition, financial or otherwise, of Company or Jaws Canada.

                 3.17 Employees. Neither Company nor Jaws Canada is aware that any employee of either is obligated under any contract (including any license, covenant, or commitment of any nature), or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interests of Company and Jaws Canada or would conflict with Company and Jaws Canada's business as proposed to be conducted. To Company's and Jaws Canada's knowledge, no prior employer of any employee of Company or Jaws Canada has any right to or interest in any inventions, improvements, discoveries, or other information assigned to Company or Jaws Canada by such employee. All non-management employees of Company and Jaws Canada who have access to confidential or proprietary information of Company or Jaws Canada have executed and delivered proprietary information agreements with nondisclosure and assignment of invention provisions, and all of such agreements are in full force and effect.

                 3.18 Books and Records. To the Company's and Jaws Canada's knowledge the minute books of Company and Jaws Canada contain complete and accurate records of all official meetings and other corporate actions of their respective stockholders and Boards of Directors and committees thereof for all activities before March 1'st, 1998. The minute books of Company and Jaws Canada contain complete and accurate records of all official meetings and other corporate actions of their respective stockholders and Boards of Directors and committees thereof for all activities after March 1, 1998. The stock ledger of Company and Jaws Canada is complete and reflects all issuances, transfers, repurchases and cancellations of shares of Company's and Jaws Canada's capital stock.

                 3.19 Year 2000 Issues. Company and Jaws have reviewed the areas within their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis, the risk that certain computer applications used by Company or Jaws (or any of their respective material suppliers, customers of vendors) may be unable to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). All products and software sold by Company or Jaws been fully tested and the Year 2000 Problem will have no impact on any product or software sold by Company or Jaws. The Year 2000 Problem will have no impact on any product or software sold by Company or Jaws. The Year 2000 Problem is not reasonably expected to have a material adverse effect upon the business, properties, operations or financial condition of Company or Jaws.

                 3.20 Disclosures. Neither this Agreement nor any exhibit hereto, the SB-2, and certain historical financial data furnished to Purchaser in connection with the transactions contemplated by this Agreement, when read together, contains or will contain any material misstatement of fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Company and Jaws Canada knows of no information or fact which has or would have a material adverse effect on the financial condition, business or prospects of Company or Jaws Canada which has not been disclosed to Purchaser.



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Notwithstanding  the  foregoing,  there  can  be no  assurance  that  any of the projections, targets, or goals set forth in the Plan will be attained.

                 3.21 Broker or Finders Fee. The Company and Jaws Canada represent and warrant to Purchaser that it shall pay no more than $105,000 in the aggregate for any and all consulting fees or brokerage or finders' fees or commissions that the Company and Jaws Canada may become liable to pay as a result of the completion of the transactions contemplated by this Agreement.

         4. Representations of Purchaser. Purchaser represents and warrants to Company as follows:

                 4.1 Investment. Purchaser is acquiring the Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same. Except as contemplated by this Agreement and the exhibits hereto, Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness, or commitment providing for the disposition thereof.

                 4.2 Authority. Purchaser has full power and authority to enter into and perform this Agreement in accordance with its terms. Purchaser has not been organized specifically for the purpose of investing in Company.

                 4.3 Brokers or Finders. Purchaser has not retained any broker, finder or consultant, nor is it aware of any broker, finder, consultant who may have a claim for compensation as a result of this transaction.

         5. Conditions to the Obligations of Purchaser. The obligations of Purchaser to purchase the Shares at the Closing is subject to the fulfillment, or the waiver by Purchaser, of the following conditions on or before the Closing Date (except as expressly provided herein):

                 5.1 Accuracy of Representations and Warranties. Each representation and warranty contained in Section 3 shall be true on and as of the Closing Date with the same effect as though such representation and warranty had been made on and as of the Closing Date.

                 5.2   Performance.   Company   and  Jaws   Canada   shall  have
substantially performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by Company or Jaws Canada prior to or at the Closing.

                 5.3 Opinion of Counsel. Purchaser shall have received an opinion from Jeffer, Mangels, Butler & Marmaro LLP, counsel for Company, dated the Closing Date, addressed to Purchaser, and in substantially the form and substance attached hereto as Exhibit D.

                 5.4  Investors'   Rights   Agreement.   The  Investors'  Rights
Agreement attached hereto as Exhibit E (the "Investors' Rights Agreement") shall have been executed and delivered by Company and Purchaser.

                 5.5 Certificates and Documents. All corporate and other proceedings required to be taken on the part of Company to authorize and carry out this Agreement shall have been taken, and Company shall have delivered to legal counsel of Purchaser:

                      (a) Articles of Incorporation. The Articles of Incorporation of the Company and Jaws Canada (including all certificates of designation in respect of any preferred stock of the Company or Jaws Canada), as amended and in effect on or immediately prior to the Closing Date, certified as true and correct by the Secretary of the Company and the President of Jaws Canada respectively.

                      (b) Good Standing Certificates. Certificates, as of the most recent practicable date prior to the Closing, issued by the Secretary of State of the State of Nevada for Company and the appropriate provincial authority for Alberta, Canada for Jaws Canada, and the appropriate authority of any other jurisdiction in which the failure to qualify Company or Jaws Canada to do business as a foreign corporation would have a material adverse affect on the operations or financial condition of Company or Jaws Canada, confirming the corporate good standing of each of Company and Jaws Canada on or immediately prior to the Closing Date; and

                      (c) Resolutions. Resolutions of the Board of Directors (and, where required, the stockholders) of Company and Jaws, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby, certified by an officer of Company and Jaws, respectively, as of the Closing Date.

                 5.6 Other Matters. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchaser and its legal counsel, and Purchaser and its legal counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                 5.7 SB-2. Company shall have delivered to Purchaser a copy of the SB-2.

         6. Conditions to the Obligations of Company. The obligations of Company under this Agreement are subject to fulfillment, on or before the Closing Date, of each of the following conditions:

                 6.1   Accuracy   of   Representations   and   Warranties.   The
representations and warranties of Purchaser contained in Section 4 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

                 6.2 Performance. Purchaser shall have substantially performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by Purchaser prior to or at the Closing.

         7.      Affirmative Covenants of Company.

                 7.1 Financial Statements and Other Information.

                 (a) Financial Statements and Budgets. Company and Jaws Canada will deliver to Glentel Inc. ("Glentel") upon request:

                         (i) Within 90 days after the end of each fiscal year of
Company and Jaws Canada, a balance sheet of Company and Jaws Canada as of the end of such year and statements of income and of changes in financial condition of Company and Jaws Canada for such year (A) prepared in accordance with generally accepted accounting principles consistently applied, (B) audited by an independent accounting firm acceptable to Purchaser (the Purchaser hereby agrees to accept any of Canada's top 4 accounting firms, by number of employees, for such audit), and (C) including such other information as is necessary to verify the financial condition of Company and Jaws Canada;

                         (i) Within 30 days after the end of each calendar month
(other than a calendar month during which any fiscal year of Company and Jaws Canada ends), an unaudited balance sheet of Company and Jaws Canada as of the end of such month and unaudited statements of income and of changes in financial condition of Company and Jaws Canada for such month and for the current fiscal year to the end of such month; and

                         (ii) As soon as  available,  but in any event within 30
days after commencement of each new fiscal year, a business plan that shall contain projected quarterly and annual financial statements and quarterly and annual operating and capital budgets for such fiscal year, which such plan shall be submitted to Company and Jaws Canada's Board of Directors for approval within such time.

           In addition, the Company and Jaws Canada will deliver to Glentel, with reasonable promptness, such other information and financial data concerning Company and Jaws Canada as Glentel may reasonably request, including, without limitation, quarterly and annual budgets and summaries of financial plans.

                 (b) Preparation and Delivery. The foregoing financial statements shall be prepared on a consolidated basis if Company then has any subsidiaries and shall be accompanied by a certificate of an officer of Company that, to the best knowledge of such officer, Company is in compliance with the covenants in this Section 7. The financial statements delivered pursuant to clause (ii) of paragraph (a) also shall be accompanied by a certificate of an officer of Company that, to the best knowledge of such officer, such statements have been prepared in accordance with generally accepted accounting principles, consistently applied (except as noted), and fairly present the financial condition of Company at the date thereof and for the periods covered thereby, subject to changes to reflect year-end adjustments.

                 7.3 Material Changes and Litigation. With respect to events of which Company or Jaws Canada has knowledge, Company and Jaws Canada promptly will notify Purchaser of any material adverse change in the business, properties, assets, or condition, financial or otherwise, of Company or Jaws Canada and of any litigation or governmental proceeding or investigation pending or, to Company or Jaws Canada's knowledge, overtly threatened in writing against Company or Jaws Canada, or against any officer, director, key employee, or principal stockholder of Company or Jaws Canada materially and adversely affecting or which, if adversely determined, would materially and adversely affect its present or proposed business, properties, assets, or condition taken as a whole.

                 7.4 Nondisclosure Agreements. Company and Jaws Canada will require all persons now or hereafter employed by Company or Jaws Canada who have access to confidential or proprietary information of Company or Jaws Canada to enter into Non-Disclosure Agreements, unless the Board of Directors of Company, by unanimous vote, elects to waive such requirement of an employee of Company or Jaws Canada.

                 7.5 Observer Rights. In addition to any director nominated by Purchaser pursuant to its rights under the terms of the Common Stock, Company will permit one authorized representative from Glentel to attend all meetings of Company's Board of Directors. Such representative shall execute an appropriate agreement to maintain the confidentiality of all financial, confidential, and proprietary information of Company acquired by him or her in exercising such right.

                 7.6 Transactions with Affiliates. Except as specifically acknowledged and consented to in this Agreement, Company will not, and will not permit any subsidiary of Company to, directly or indirectly enter into any transaction or group of related transactions with any affiliate of Company except pursuant to the reasonable requirements of Company's or the subsidiary's business and upon fair and reasonable terms no less favorable to Company or the subsidiary than would be obtainable in a comparable arm's-length transaction. For purposes of this Section 7.6, (a) a person that directly or indirectly controls, is controlled by, or is under common control with another person is an "affiliate" of such other person, (b) the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise, and (c) a corporation or other entity, a majority of the voting stock or equity interests having voting rights of which is owned or controlled by Company, is a "subsidiary" of Company.

                 7.7 Post-Closing Blue Sky Filings. Company agrees to timely make all required post-closing filings, if any, with United States state blue sky authorities and all Canadian authorities.

         8. Successors and Assigns. Except as provided in Section 9, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         9. Confidentiality. Purchaser agrees that it will keep confidential and will not disclose or divulge any confidential, proprietary, or secret information which Purchaser may obtain from Company pursuant to financial statements, reports, and other materials submitted by Company to Purchaser pursuant to this Agreement, unless such information is known, or until such information becomes known through no fault of Purchaser, to the public.

         10. Survival of Representations and Warranties. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

         11. Expenses. Each party shall pay all its own legal and other expenses with respect to the transaction.

         12. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand or mailed by first class certified or registered mail, return receipt requested, postage prepaid, or by facsimile, receipt confirmed:

         If to Purchaser, at the address set forth on Schedule 1, or at such other address or facsimile number as may have been furnished to Company in writing by Purchaser, with a copy to such Purchaser's legal counsel, if any, as set forth on Schedule 1;

         If to  Company,  at 1013 17  Avenue  SW,  Calgary,  Alberta,  T2T  0A7,
         Attention: Riaz Mamdani, Chief Financial Officer or at such other address or facsimile number as may have been furnished to Purchaser in writing by Company, with a copy to: Jeffer, Mangels, Butler & Marmaro LLP, Tenth Floor, 212 Avenue of the Stars, Los Angeles, California, 90067-5010, Attention: Jeffrey E. Sultan;

         If to Jaws  Canada at 1013 17 Avenue  SW,  Calgary,  Alberta,  T2T 0A7,
         Attention: Riaz Mamdani, Chief Financial Officer or at such other address or facsimile number as may have been furnished to Purchaser in writing by Company, with a copy to: Jeffer, Mangels, Butler & Marmaro LLP, Tenth Floor, 212 Avenue of the Stars, Los Angeles, California, 90067-5010, Attention: Attention: Jeffrey E. Sultan;

Notices provided in accordance with this Section 12 shall be deemed delivered upon personal delivery, three days after deposit in the mail, or upon facsimile delivery.

         13. Brokers. The Company will indemnify and save the Purchaser harmless from and against any and all claims, liabilities, or obligations with respect to consulting fees or brokerage or finders' fees or commissions in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by the Company.

         14. Compliance and Further Assurances. Each party to this Agreement agrees to execute and deliver, or cause to be executed and delivered, all certificates, instruments, agreements, and other documents contemplated to be executed and delivered on or before the Closing Date and such other documents and instruments as may be requested by such other party to consummate the transactions contemplated by this Agreement.

         15. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

         16. Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this

Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of Company and the holders of at least a majority of the Shares. Any amendment or waiver effected in accordance with this Section 17 shall be binding upon each holder of any Shares (including shares of Common Stock into which such Shares have been converted), each future holder of all such securities, and Company. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision.

         17.   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         18. Headings; Exhibits. The headings of the sections, subsections, and paragraphs of this Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement. The exhibits attached hereto are incorporated herein by reference and part and parcel of this Agreement.

         19. Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         20. Equitable Remedies. The rights and remedies of any of the parties hereto shall not be mutually exclusive (i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provision hereof). Each party acknowledges and confirms that its breach or threatened breach of this Agreement may cause irreparable injury to the one or more of the other parties for which damages at law (i.e., monetary damages) may be an inadequate remedy and agrees that, in such event, the respective rights and obligations hereunder shall be enforceable by specific performance, injunction, or other equitable remedy; provided, however, that nothing herein contained is intended to, nor shall it, limit or affect any right or rights at law or by statute or otherwise of any party aggrieved as against the other for a breach or threatened breach of any provision hereof, it being the intention hereof to make clear the agreement of the parties that the respective rights and obligations of the parties hereunder shall be enforceable in equity as well as at law or otherwise.

         21.     Interpretation.

                 21.1 Directly or Indirectly. Any provision of this Agreement which refers to an action which may be taken by a party hereto, or which a party hereto is prohibited from taking, shall include any such action taken directly or indirectly by or on behalf of such party, including by or on behalf of any affiliate or agent of such party.

                 21.2 No Presumption. In the event any claim is made by either party hereto relating to any conflict, omission, or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular party or its counsel.

                 21.3 References to this Agreement. References to numbered or lettered articles, sections, and subsections refer to articles, sections and subsections, respectively, of this Agreement unless otherwise expressly stated.

                 21.4 Person. Except as otherwise expressly provided in this Agreement, all references to the word "person" in this Agreement include individuals, partnerships, corporations, limited liability companies, trusts, and any other legal entities or associations.

         22. Governing Law. This Agreement, the rights and obligations of the parties hereto and their successors and assigns hereunder, shall be interpreted, construed, and enforced in accordance with the laws of the Province of Alberta, Canada, excluding any conflict-of-laws rule or principle that might refer the governance or construction of this Agreement to the law of another jurisdiction.


         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                                     COMPANY:

                                     JAWS TECHNOLOGIES, INC.

                                     By: _______________________________________
                                         Name:__________________________________
                                         Title:________________________________


                                     JAWS CANADA:

                                     JAWS TECHNOLOGIES, INC.

                                     By:  _________________________________
                                          Name:____________________________
                                          Title:___________________________


                                     PURCHASER:


                                     GLENTEL, INC


                                     By:___________________________________
                                        Name:______________________________
                                        Title:_____________________________


---------------------------------------------------------------------------------------------
                                          SCHEDULE 1
---------------------------------------------------------------------------------------------

    INVESTOR                           NUMBER OF SHARES OF   NUMBER OF
                                          COMMON STOCK        WARRANTS      CONSIDERATION
---------------------------------------------------------------------------------------------
Glentel Inc.                               1,000,000          834,000       $1,500,008.34
Suite 2700
4710 Kingsway Court                                                      ($1.5 per Share and
Burnaby, British Columbia                                                $.00001 per Warrant)
V5H 4M2

Attention:  Thomas E. Skidmore

Legal Counsel
Blackwell Sanders Peper Martin LLP
2300 Main Street, Suite 1000
Kansas City, Missouri  64108
Attention:  James A. Ash, Esq.
---------------------------------------------------------------------------------------------

                                    EXHIBIT A


                      Terms of the Capital Stock of Company

                                    EXHIBIT B

                     Exceptions to Company's Representations

                                    EXHIBIT C

                                Stockholder List

                                    EXHIBIT D

                                  Legal Opinion

                                    EXHIBIT E

                           Investors' Rights Agreement

                                    EXHIBIT F

                                      SB-2













                                      -21-